UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.              )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Dillard’s, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Explanatory Note

This supplement to Schedule 14A (the “Supplement”) is being filed to amend and restate the section entitled “Security Ownership of Certain Beneficial Holders” included in the definitive proxy statement (the “Proxy Statement”) of Dillard’s, Inc. (the “Company”) related to the Company’s 2021 Annual Meeting of Stockholders, which was filed with the Securities and Exchange Commission on April 2, 2021. In particular, this Supplement is being filed to correct the inadvertent omission of shares of Class A common stock of the Company beneficially held by R. Ted Weschler. Except as described above, no other changes have been made to the Proxy Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL HOLDERS

The following table sets forth certain information regarding persons known to the Company, other than members of management who are presented in the separate table below, to beneficially own more than five percent of a class of the Company’s outstanding voting securities as of the close of business on March 18, 2021. Unless otherwise indicated, each such person has sole voting power and sole dispositive power over the shares indicated below.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature Of Beneficial Ownership		Percent Of Class(1)
Newport Trust Company 815 Connecticut Avenue, NW, Suite 510 Washington, DC 20006	Class A	7,308,961	(2)	40.9%
Dimensional Fund Advisors LP 6300 Bee Cave Road, Building One Austin, TX 78746	Class A	1,327,381	(3)	7.4%
R. Ted Wechsler 404B East Main Street Charlottesville, VA 22902	Class A	1,081,000	(4)	6.0%
LSV Asset Management 155 N. Wacker Drive, Suite 4600 Chicago, IL 60606	Class A	1,003,713	(5)	5.6%
W.D. Company, Inc.(6) 1600 Cantrell Road Little Rock, AR 72201	Class A Class B	41,496 3,985,776		0.2 99.7	% %

(1)	At March 18, 2021, there were a total of 17,886,249 shares of the Company’s Class A Common Stock and 3,998,233 shares of the Company’s Class B Common Stock outstanding.
(2)	Based on information contained in Schedule 13G/A filed February 11, 2021 with the Securities and Exchange Commission, Newport Trust Company is the beneficial owner of these shares in its capacity as Trustee of the 401(k) Plan. Newport Trust Company has no voting power and only shared dispositive power over these shares.
(3)	Based on information contained in Schedule 13G/A filed February 12, 2021 with the Securities and Exchange Commission, Dimensional Fund Advisors LP has sole voting power over 1,310,634 shares, sole dispositive power over 1,327,381 shares and no shared voting or dispositive power with respect to any shares.
(4)	Based on information contained in Schedule 13G filed October 9, 2020 with the Securities and Exchange Commission, R. Ted Weschler has sole voting power over 1,071,000 shares, shared voting power over 10,000 shares, sole dispositive power over 1,081,000 shares and no shared dispositive power with respect to any shares.
(5)	Based on information contained in Schedule 13G filed February 11, 2021 with the Securities and Exchange Commission, LSV Asset Management has sole voting power over 601,838 shares, sole dispositive power over 1,003,713 shares and no shared voting or dispositive power with respect to any shares.
(6)	William Dillard, II, Chairman and Chief Executive Officer of the Company, Alex Dillard, President of the Company, and Mike Dillard, Executive Vice President of the Company, are officers and directors of W.D. Company, Inc. and own 27.4%, 27.9% and 26.3%, respectively, of the outstanding voting stock of W.D. Company, Inc. William Dillard, II, Alex Dillard and Mike Dillard act by majority with respect to voting and dispositive power over these shares.